EXHIBIT 23.1

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Form S-8 Registration Statement on SavWatt USA, Inc. 2011 Equity Incentive Plan and the related Prospectus of SavWatt USA, Inc. (formerly known as Ludvik Capital, Inc.) and Subsidiary, of our report dated April 13, 2011, with respect to the consolidated balance sheets of SavWatt USA, Inc. (formerly known as Ludvik Capital, Inc.) and Subsidiary as of December 31, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 2010 and 2009 and from inception (October 20, 2006) through December 31, 2010. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Sherb & Co., LLP
------------------------------
Sherb & Co., LLP
Certified Public Accountants
New York, NY
May 11, 2011